Exhibit 10.1

Loan Number:  HHHT(2014)ZHSX0034

Comprehensive Credit Facility Agreement

(Summary Translation for Reference Only)

Borrower:	Inner Mongolia Yongye Nongfeng Biotech Co., Ltd.
Address:	Yongye Industrial Park, Jinshan Boulevard,
Jinshan Development Zone, Hohhot
Legal Representative:	SUN Xiaofeng
Telephone:	0471-3395763
Fax:

Creditor:	China Everbright Bank Holdings. Co., Ltd., Hohhot Branch
Address:	78 Xinhua Road East, Sai'an District, Hohhot
Telephone:	0471-5165035
Fax:

Pursuant to the provisions of PRC “Commercial Banking Law”, “Commercial Bank Credit Granting and Management Interim Policies”, “Commercial Bank Group Client Credit Business Risk Management Guidelines” and other relevant statutes, the Borrower ("Party A") and the Creditor ("Party B") have entered into this Agreement as below.

Article I Definition and Explanation

1.           The terms used herein shall have the following definition, unless otherwise indicated.

1

Comprehensive Credit: Conditional commitment by Party B to Party A to provide credit support of one or more kinds.

Specific Business: Specific business determined by Party B, for which Party B provides loan, bank acceptance note and trade financing.

Maximum Credit Amount: The maximum debt principal amount, based on the determination by Party B on the comprehensive credit facility granted to Party A, generated from various Specific Businesses for which Party A applies to Party B for use of credit during the effective period of the credit facility hereunder.

Specific Credit Amount: The maximum debt principal amount, determined within the Maximum Credit Amount, generated from one Specific Business for which Party A has applied to Party B for use of credit during the effective period of the credit facility hereunder.

Credit Amount Used: The sum of the outstanding balance of loan principal for one Specific Business during the effective period of the comprehensive credit facility provided herein.

Specific Business Contract: Corresponding contract or agreement entered into between Party A and Party B regarding one specific business and the specific credit amount.

Article II Maximum Credit Amount and Specific Credit Amount

2.            The maximum credit amount granted hereunder by Party B to Party A is RMB 200,000,000.00. This maximum credit amount includes still unsettled outstanding balance under the previous Comprehensive Credit Facility Agreement (Contract No. HHHT(2013)ZHSX0154).

3.            Within the maximum credit amount mentioned above, the specific credit amount for each specific business is:

General loan: specific credit amount RMB 200,000,000.00

The parties hereto agree that, within the maximum credit amount, the amount can be adjusted or changed according to specific business types and be crossed used in between.

2

Article III Term of the Credit Facility

4.            The effective term for use of the credit facility is: March 13, 2014 to March 13, 2015.

The term of the specific business is to be provided in the specific business contract; however, the beginning date for use of the specific credit amount must not be later than the above end date of the maximum credit amount.

Article IV Use of Maximum Credit Amount and Specific Credit Amount

5.            Party A may apply to Party B in one time or separately for use of each specific credit amount within the limit of maximum credit amount and its effective period; Party B will confirm the name of Party A's specific business, amount approved and the term based on Party A's credit and Party B's lending policies.

6.            Provisions on the revolving use: Party A may use the specific credit amount on a revolving basis within the limit of maximum credit amount and its effective period.

7.            Party A and Party B must execute an specific business contract; if any discrepancies exist, the specific business contract shall prevail.

Article V Fees and Interest Rate

8.            The interest rate, conversion rate, fee rate and other fees charged by Party B will be specified in the specific business contract.

Article VI Adjustments to Maximum Credit Amount and Specific Credit Amount

9.            Upon the occurrence of the following, Party B has the right to adjust the maximum credit amount and specific credit amount and the term thereof and to terminate the comprehensive facility.

9.1	Major changes of the State’s currency policy;
9.2	Potential material financial risk in Party A’s region;
9.3	Material changes in Party A’s business sector;
9.4	Operation difficulty or risk experienced or will be experienced by Party A;
9.5	Party A’s undertaking spin-off, merger, or being terminated;
9.6	Party’s refusal to accept Party B’s supervision of its use of the fund and operation and financial activities;
9.7	Party A’s failure to use the funds from the facility for the stated purposes;
9.8	Party A has provided false documents or omitted material operation and financial facts;

3

9.9	Transfer of assets, flight of capital or avoidance of debts by Party A;
9.10	Party A’s use of false contracts with its related parties or other accounts receivables without underlying trades as pledges to obtain credit;
9.11	Party A’s breach of provisions herein;
9.12	Shortage of funds or major operation difficulty experienced by Party A’s guarantor;
9.13	Damage to or loss of the security property mortgaged by the guarantor;
9.14	Other events or situations that, in Party B’s view, affects or will affect Party B’s repayment ability;
9.15	Failure by Party A to perform any obligations provided in an specific business contract.

10.          After the signing of this agreement, Party A may apply in writing to Party B for adjustment to each of the specific credit amounts.

Article VII Guarantee

11.          The following guarantee method has been adopted in ensure the repayment of the debts hereunder:

Maximum Amount Contract executed by WU Zishen

(No. HHHT(2014)ZGZRRBZ0057).

Maximum Amount Contract executed by YIN Ping

(No. HHHT(2014)ZGZRRBZ0058).

Maximum Amount Pledge Contract executed by Inner Mongolia Yongye Nongfeng Biotech Co., Ltd

(No. HHHT(2014)ZGZY0001)

12.          If Party B deems it necessary, Party B still has the right to demand that Party A provide additional guarantee when the two parties are discussing specific business applications and Party A must not refuse.

Article VIII Party B’s Commitments

13.          When Party A applies for the use of specific credit amount in accordance with the provisions herein, Party B must promptly review the application and notify Party A of the review result.

14.          Party B shall not arbitrarily make adjustments to maximum credit amount and specific credit amount which are adverse to Party A, unless otherwise stipulated.

4

Article IX Party A’s Commitments

15.          Repay the debts on time in accordance with specific business contracts and pay all the fees on schedule.

16.          The use of the specific credit amount must comply with the law and the provisions herein and those in specific business contracts and must accept Party B’s supervision.

17.          Provide to Party B truthful financial reports, bank accounts balance situation and other relevant operation documents during the term of the facility.

18.          If Party A is a group client characterized by Party B in accordance with the provisions of “Commercial Bank Group Client Credit Business Risk Management Guidelines”, Party A must report all related party transaction involving more than 10% of its assets during the effective term of the credit facility.

19.          Provide advance notice to Party B if Party A provides guarantee to any third party and such guarantee must not affect Party A’s repayment ability during term of the facility.

20.          The obligation to notify Party B upon the occurrence of the following during the term of the facility:

20.1         Within 15 days starting from the date of any change of legal representative, business address, increase/decrease of registered capital, major changes in equity and investment.

20.2         Immediately upon the occurrence of any involvement in major litigation, arbitration or other legal proceedings or administrative sanctions, or material changes in Party B’s operation or financial situations that will impact the realization of Party B’s creditor’s right.

20.3         Within 2 months upon the occurrence of any major corporate event such as M/A, spin-off or capital reorganization, any form of contract operation, lease that will change the business operation right, business or operation method restructuring, filing for dissolution, bankruptcy or ceasing business, and repay all the outstanding debts or make arrangements for repayments.

21.         If Party A violates any provisions herein or those in specific business contracts, Party B shall have the right to recall all the funds under the maximum credit amount in advance and terminate this agreement and specific business contracts.

Party A shall be responsible to compensate Party B for all the resulting losses.

Article X Effectuation of the Agreement

22.         This agreement becomes effective on the day of its execution by both parties.

5

Article XI Resolution of Dispute

23.         Any dispute in connection with this contract must be settled through consultation; if consultation fails, both parties may submit the dispute to legal proceedings at the local court where the Party B resides.

Article XII Complete Agreement

24.         Each of the specific business contracts entered into in accordance with this agreement is the component part hereof and, together, they form the complete agreement.

25.         Party A’s failure to perform its obligation under any specific business contract constitutes a breach of this agreement and Party B may terminate this contract and recall all the outstanding debts in advance.

26.         Upon Party B’s approval, Party A may grant all or some of the amount of the facility hereunder to other divisions and execute relevant specific business contract in the name of such divisions. Specifics must be based on “Credit Facility Use Authorization” issued by Party A and acknowledged by Party B.

27.         Such “Credit Facility Use Authorization” need not specify the amount of the specific credit amount mentioned in Section 3 herein.

28.         Such “Credit Facility Use Authorization” must specify whether the Borrower divisions have any transfer right.

29.         Other matters not covered herein may be provided in supplemental agreement hereto.

Article XIII Supplementary Provisions

30.         This contract has to four copies, with one to Party A, two to Party B and one to be used for pledge registration, and all have the same legal effect.

31.         This contract is executed on March 13, 2014 in Hohhot.

32.         The parties hereto agree that this contract must be certified (optional provision; not applicable to this contract.)

33.         If, at any time, any of the provisions herein becomes illegal, invalid or unenforceable in any aspect, the legality, validity or enforceability of other provisions herein shall not be affected or diminished.

34.         In the event of bank acceptance note service (not applicable).

6

35.         Other provisions (none).

Party A:	/seal/ Inner Mongolia Yongye Nongfeng Biotech Co., Ltd.
Legal Representative:	/s/ SUN Xiaofeng

Party B:	/seal/ China Everbright Bank Holdings. Co., Ltd., Hohhot Branch
Legal Representative:	/s/ ZHANG Ling

7